FOR IMMEDIATE RELEASE

Media Relations Contact:	Investor Relations Contact:
Jeff Duhamel 781-830-3495 jduhamel@twtr.com	Gregory Hunt 781-830-3995 ghunt@twtr.com

Tweeter Home Entertainment Group Announces Restructuring Plan

Canton, Mass. (March 22, 2007) – In an effort to substantially improve its short and long-term financial health and better execute against its evolving home installation and services business model, Tweeter Home Entertainment Group, Inc. (NASDAQ: TWTR) today announced a plan to consolidate and reinvest in its resources to expand upon its popular “Consumer Electronics (CE) Playground” concept stores.

“As we continue to face the challenges of our ever-changing industry, we do so with a renewed focus on the future of our brand and on our ability to deliver the ultimate consumer electronics shopping experience,” said Tweeter President and CEO Joe McGuire. “We have therefore made some critical decisions to both consolidate and reinvest our resources.”

Tweeter’s plan includes closing 49 stores, two regional facilities, and exiting certain regions of the country.  The company will close all of its stores in California, Tennessee, Alabama, New York, and most of Georgia within two to three months, resulting in layoffs of approximately 20% of its total company personnel.  The stores to be closed were expected to contribute negatively in the next six months. Tweeter will move from 153 stores and $735 million in revenue, to 104 go-forward stores and $555 million in revenue based on 2006 reported revenues. This restructuring dramatically improves the Company’s profitability and cash flow. Tweeter expects to incur charges of approximately $50 – $60 million – principally non-cash related to its store and facilities closings.

“Since our Playground stores are clearly resonating with consumers and articulate our vision so well, we will continue to execute this concept in our remaining 97 traditional stores by taking what we have learned from our current Playground stores and rolling it into our existing fleet,” continued McGuire. “Stores that don’t physically fit our model will be remodeled into our Playground store format going forward. As we open new locations in existing and new markets, they will all be in the Playground store format as well.”

To that end, Tweeter has recently signed letters of intent to enter into two new store leases in North Carolina with an expectation to open its eighth and ninth CE Playground stores in Charlotte in late summer/early fall of 2007. One is a relocation of its South Boulevard store, the other a completely new store in the marketplace.

In addition to closing stores and exiting regions, Tweeter’s restructuring plan includes a significant reinvestment in its people. Tweeter is implementing many new initiatives to significantly drive the knowledge and skill sets of the company’s sales and installation associates. These increased investments in its team will include training, coaching and education; structural changes to enhance the efficiency of its store managers; and simple, streamlined sales tools to deliver better service to its customers.

Tweeter is also creating a new field position to further increase the development and knowledge of its team. Beginning this spring, each store region will have a field trainer who will assess the individual skill sets of each associate in their respective region, and work with that associate to improve skills. Field trainers will use specifically-written modules and library curriculum as resources to conduct this extremely personalized, pointed training.

Tweeter is introducing another change to further simplify the process and allow its sales associates to do what they do best – delight Tweeter’s customers. The Tweeter Design Studio – TDS – will roll out in April and be available in all 104 go-forward stores by the middle of this summer. This intuitive, fast, and thorough software tool has been under development for two years and is unique to Tweeter. It will enable Tweeter’s sales associates to give a very polished proposal to a customer in a fraction of the time it takes today. As it delivers bullet-proof, engineered and designed systems that will work as advertised, the TDS will dramatically simplify the process of finding the right solution for Tweeter’s sales associates and for the customer.

To better serve its customers, Tweeter is also providing more options for them. Out of the company’s inventory liquidation, it is immediately stocking each of its remaining Service Centers around the country with enough loaner televisions to ensure Tweeter customers have TVs while their units are being repaired.

On March 16, 2007, the Company received its federal tax refund associated with loss carry-back claims previously filed with the IRS. The total amount of the refund was $13.9 million, including interest of $1.6 million. “This was the finalization of a process the Company began several years ago. This has been a long process, but we are pleased that it has finally come to fruition,” commented Greg Hunt, the Company’s CFO.

In addition, the Company is announcing that it has entered into a new $75 million senior secured revolving credit facility with GE Capital Corporation. The five year facility provides Tweeter with additional liquidity at more favorable rates. “We are excited that GE has partnered with us on this facility,” said Mr. Hunt.

McGuire concluded, “We will continue to define the Tweeter brand as clearly focused on the mid to high-end consumer, clearly delivering an outstanding service experience to our customer, and clearly doing things that differentiate us from the pack, all to build our cache around being the best. We will continue to provide our customers with the perfect full-service solution: a great retail store, top-notch system design, and elegant installation all wrapped up in a nice, personalized experience at all points of contact. We will continue making significant investments and changes in our training, coaching, education, manager responsibilities and sales tools to make sure our associates are given the best opportunity to accomplish our goals.”

About Tweeter
Tweeter Home Entertainment Group, Inc. (NASDAQ: TWTR) was founded in 1972 by the Company’s Chairman, Sandy Bloomberg. Based in Canton, Massachusetts, the Company is a national specialty consumer electronics retailer providing home and mobile entertainment solutions. The Company’s fiscal 2006 revenues were $775 million. Tweeter has been named the 2006 Retailer of the Year by Sound and Vision Magazine and a “Consumer Electronics Retailer of the Year” by Audio-Video International every year since 1979. The company operates 153 stores under the Tweeter, hifi buys, Sound Advice and Showcase Home Entertainment names. The Company’s stores are located in the following markets: New England, the Mid-Atlantic, Chicago, the Southeast (including Florida), Texas, Southern California, Phoenix and Las Vegas. Further information on Tweeter Home Entertainment Group can be found on the Company’s websites at www.twtr.com and www.tweeter.com.

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Certain statements contained in this press release, including, without limitation, statements containing the words “expect,” “anticipate,” “believe,” “plans,” “execute” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties, including the risk we face from intense competition, changes in consumer demand, preference and patterns, our ability to obtain additional capital on acceptable terms, if at all, and other risks referred to in Tweeter’s Annual Report on Form 10-K filed on December 21, 2006 (copies of which may be accessed through the SEC’s web site at http://www.sec.gov), that could cause actual future results and events to differ materially from those currently anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and financial projections.

*** Location Closing List Attached ***

Store/Location Closing List – 3/21/07

Name	State
Hoover	AL

Huntsville	AL

Mission Valley	CA

Sports Arena	CA

Escondido	CA

Vista	CA

Encinitas	CA

Clairemont	CA

Palm Desert	CA

La Jolla	CA

La Mesa	CA

Temecula	CA

Costa Mesa	CA

Mission Viejo	CA

Vista Regional Facility	CA

North Haven	CT

Crystal	CT

Milford	CT

West Kendall	FL

Athens(LB)	GA

Gwinnett	GA

Johnson Ferry	GA

Town Center	GA

Snellville	GA

Fayetteville	GA

Atlanta Regional Facility	GA

Century Centre	IL

Michigan Ave	IL

Crystal Lake	IL

Gurnee	IL

Boston University	MA

Saugus	MA

Holyoke	MA

Auburn	MA

University Place	NC

Mays Landing	NJ

Albany	NY

Saratoga	NY

Walnut Street	PA

Coolsprings/Franklin	TN

Chattanooga	TN

Nashville West-End	TN

NOW/Knoxville	TN

Dallas Parkway	TX

Caruth Plaza	TX

Frisco	TX

Humble	TX

Lewisville	TX

Southlake	TX

Katy	TX

Plano	TX